Exhibit 5.1

A&L Goodbody Solicitors International Financial Services Centre North Wall Quay Dublin 1

Tel: +353 1 649 2000     Fax: +353 1 649 2649     email: info@algoodbody.com     website: www.algoodbody.com    dx: 29 Dublin

our ref         | cmc 01400221                     your ref |                     date | 5 March 2012

Jazz Pharmaceuticals plc
45 Fitzwilliam Square
Dublin 2
Ireland

Jazz Pharmaceuticals plc (the Company)

Dear Sirs

We act as Irish counsel for the Company, a public limited company incorporated under the laws of Ireland. We issue this Opinion in connection with the sale by certain shareholders of the Company (the Selling Shareholders) of 7,883,366 of the Company’s ordinary shares, nominal value $0.0001 per share (the Offering Shares), pursuant to the Registration Statement on Form S-3 (File No. 333-179080) (the Registration Statement) filed by the Company with the United States Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Act), on 19 January 2012, the related prospectus dated 19 January 2012 included in the Registration Statement, and the prospectus supplement relating to the offering of the Offering Shares to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the Prospectus Supplement).

In connection with this Opinion, we have reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinion hereinafter expressed. In rendering this opinion, we have examined, and have assumed the truth and accuracy of the contents of, such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the truth and accuracy of the information contained in such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

We have further assumed that none of the resolutions and authorities of the shareholders or directors of the Company upon which we have relied have been varied, amended or revoked in any respect or have expired and that the Offering Shares have been issued in accordance with such resolutions and authorities.

Dublin	Belfast	London	Boston	New York

S.C. Hamilton	C.E. Gill	V.J. Power	P.V. Maher	E. MacNeill	N. O’Sullivan	S.O’Croinin	J.B. Somerville	C. Widger	J. Cahir	A.J. Johnston
R.B. Buckley	E.M. Fitzgerald	L.A. Kennedy	S. O’Riordan	K.P. Allen	M.J. Ward	J.W. Yarr	M.F. Barr	M. Dale	M. Traynor	M. Rasdale
P.M. Law	B.M. Cotter	S.M. Doggett	M.P.McKenna	E.A. Roberts	A.C. Burke	D.R. Baxter	M.L. Stack	N. Coyne	P.M. Murray
P.J. Carroll	J.G. Grennan	B.McDermott	K.A. Feeney	C. Rogers	J. Given	A.McCarthy	B.Walsh	C. McCourt	N. Ryan
J.H. Hickson	J.Coman	C. Duffy	M.Sherlock	G. O’Toole	D. Widger	J.F. Whelan	A.M.Curran	R.M. Moore	K. Furlong
M.F. O’Gorman	P.D. White	E.M. Brady	E.P. Conlon	J.N. Kelly	C. Christle	D.R. Conlon	A. Roberts	D. Main	P.T. Fahy

Consultants:	J.R. Osborne	S.W Haughey	T.V. O’Connor	Professor J.C.W. Wylie	A.F. Browne	M.A. Greene	A.V. Fanagan	J.A. O’Farrell	I.B.Moore

We have assumed the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers.

Having made such further investigation and reviewed such other documents as we have considered requisite or desirable, subject to the foregoing and to the within qualifications and assumptions, we are of the opinion that the Offering Shares have been duly authorised and are validly issued, fully paid and are not subject to calls for any additional payments (“non-assessable”).

In rendering this Opinion, we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof.

We hereby consent to the filing of this Opinion with the Commission as an exhibit to a Current Report of the Company on Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement that is a part of the Registration Statement.

Yours faithfully

/s/ A&L Goodbody

A&L Goodbody

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